SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2006
Community Bankers Acquisition Corp.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32590 (Commission File Number)	20-2652949 (IRS Employer ID Number)
717 King Street
Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 759-0751
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On June 8, 2006, the initial public offering (the “Offering”) of 7,500,000 units (the “Units”) of Community Bankers Acquisition Corp. (the “Company”) was consummated. Each unit consists of one share of common stock, par value $0.01 and one redeemable warrant. Each warrant is exercisable for one share of common stock at an exercise price of $5.00 per share. The units were sold at a price of $8.00 per unit, which generated $60 million in gross proceeds to the Company. Audited financial statements dated as of June 8, 2006 are attached hereto as Exhibit 99.1. A copy of the press release issued by the Company announcing the consummation of the offering is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Audited Financial Statements dated as of June 8, 2006.

99.2	Press Release issued by Community Bankers Acquisition Corp., dated June 8, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on the 15th day of June 2006.

COMMUNITY BANKERS ACQUISITION CORP.
By:	/s/ Gary A. Simanson
Gary A. Simanson
President and Chief Executive Officer

Exhibit	Description

99.1	Audited Financial Statements as of June 8, 2006.

99.2	Press Release issued by Community Bankers Acquisition Corp., dated June 8, 2006.

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